UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 10, 2012

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-54234	90-0610674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana	71055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 371-4156

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 10, 2012, Minden Bancorp, Inc. (the “Company”) issued a press release announcing the declaration by the Board of Directors of a cash dividend of $0.075 per share of common stock. The dividend is payable on November 2, 2012 to shareholders of record as of October 22, 2012.

Item 8.01	Other Events

On October 10, 2012, the Company announced that its Board of Directors approved a second stock repurchase plan which provides for the repurchase of up to an additional 50,000 shares, or approximately 2% of its issued and outstanding shares of common stock. The shares may be purchased in the open market or in privately negotiated transactions from time to time depending upon market conditions and other factors. The second repurchase program will commence upon completion of the first repurchase program covering 70,000 shares which was previously announced in May 2012.

A copy of the Company’s press release, dated October 10, 2012, is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Press release, dated October 10, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

Date: October 10, 2012	By:	/s/ Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
Chairman, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 10, 2012

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